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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

The New York Times Company
(Exact name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-5837 (Commission File Number)	13-1102020 (IRS Employer Identification No.)

229 West 43rd Street, New York, New York (Address of Principal Executive Offices)	10036 (Zip Code)

Registrant's telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement

        On February 17, 2005, The New York Times Company (the "Company") executed a stock purchase agreement among the Company, PRIMEDIA Companies Inc. and PRIMEDIA Inc. (a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1) in which the Company agreed to purchase About, Inc., an online consumer information provider on a wide variety of topics and interest areas. The purchase price is approximately $410 million. The acquisition, which is subject to customary regulatory approval, is expected to be completed by late first quarter or early second quarter of 2005.

ITEM 9.01.    Financial Statements and Exhibits

(c) Exhibits
Exhibit 2.1	Stock Purchase Agreement among the Company, PRIMEDIA Companies Inc. and PRIMEDIA Inc., in which the Company agreed to purchase About, Inc., dated February 17, 2005.*

*
Confidential treatment has been requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission. Such portions have been redacted and marked with an asterisk.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY
Date: February 24, 2005	By:	/s/ RHONDA L. BRAUER Rhonda L. Brauer Secretary and Senior Counsel

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Exhibit List

Exhibit 2.1	Stock Purchase Agreement among the Company, PRIMEDIA Companies Inc. and PRIMEDIA Inc., in which the Company agreed to purchase About, Inc., dated February 17, 2005.*

*
Confidential treatment has been requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission. Such portions have been redacted and marked with an asterisk.

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  ITEM 1.01. Entry into a Material Definitive Agreement
  ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit List